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                                                                    EXHIBIT 21.1



             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2000



dCADE GmbH, a Germany corporation
EAI France SARL, a France corporation
Engineering Animation Deutschland GmbH, a Germany corporation Engineering Animation Europe B.V., a Netherlands corporation Engineering Animation - FSC, Inc., a Barbados corporation
Engineering Animation Italy S.r.L , an Italy corporation
Engineering Animation UK, Ltd., an England corporation
PT Unigraphics Solutions Indonesia, an Indonesia corporation
000 "Unigraphics Solutions", a Russia corporation
Unigraphics Solutions AG, a Switzerland corporation
Unigraphics Solutions Asia/Pacific Incorporated, a Delaware corporation Unigraphics Solutions (Australia) Pty. Ltd., an Australia corporation Unigraphics Solutions (Austria) Handelsgesellschaft m.b.H., an Austria
  corporation
Unigraphics Solutions B.V., a Netherlands corporation
Unigraphics Solutions Canada Ltd., a Canada corporation
Unigraphics Solutions (China) Co., Ltd., a China corporation Unigraphics Solutions Danmark A/S, a Denmark corporation
Unigraphics Solutions de Mexico, S.A. de C.V., a Mexico corporation Unigraphics Solutions do Brasil Ltda., a Brazil corporation
Unigraphics Solutions Espana, S.A., a Spain corporation
Unigraphics Solutions France S.A.S., a France corporation
Unigraphics Solutions GmbH, a Germany corporation
Unigraphics Solutions (HK) Limited, a Hong Kong corporation
Unigraphics Solutions International Inc., a Delaware corporation Unigraphics Solutions Japan, Ltd., a Japan corporation
Unigraphics Solutions Korea Ltd., a Korea corporation
Unigraphics Solutions Limited, an England corporation
Unigraphics Solutions (Malaysia) Sdn. Bhd., a Malaysia corporation Unigraphics Solutions Norge AS, a Norway corporation
Unigraphics Solutions N.V., a Belgium corporation
Unigraphics Solutions Pte. Limited, a Singapore corporation
Unigraphics Solutions S.p.A., an Italy corporation
Unigraphics Solutions Sp.z.o.o., a Poland corporation
Unigraphics Solutions s.r.o., a Czech Republic corporation
Unigraphics Solutions Sverige AB, a Sweden corporation
Unigraphics Solutions (Thailand) Co., Ltd., a Thailand corporation Variation Systems Analysis GmbH, a Germany corporation
Variation Systems Analysis Ltd., an England corporation


Unigraphics Solutions Inc. does business under various assumed/fictitious names, as follows: EDS Unigraphics
Solutions Inc. - in California; EDS Unigraphics Solutions - in Vermont.